Exhibit 10.6

INCENTIVE STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT is made and entered into as of                   , 200  , by and between IDENTITY REHAB CORPORATION (the “Company”) and                        (the “Optionee”) (together, the “Parties”).

RECITALS:

I.              As of December 12, 2005, the Board of Directors and shareholders of the Company approved the Company’s Equity Compensation Plan (the “Plan”), which provides that Employees, Non-Employee Directors and Consultants of the Company and its subsidiaries may receive options to purchase Common Stock of the Company.

II.            The Plan permits the granting of incentive stock options, which conform to the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and non-incentive stock options, which do not qualify as incentive stock options under that Section.

III.           The Optionee has been selected to receive an incentive stock option pursuant to the Plan.

IV.           The Optionee is desirous of obtaining the stock option on the terms and conditions herein contained.

AGREEMENT:

IT IS THEREFORE agreed by and between the Parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

1.             The Company has granted to the Optionee, on                       , 200  , an option to purchase                    shares of Common Stock of the Company (the “Option”) upon the terms and conditions herein set forth and subject to the terms and conditions of the Plan.  The Option is granted as a matter of separate agreement, and not in lieu of any regular or special compensation for services.

2.             The purchase price of the shares which may be purchased pursuant to the Option is $      per share, which is, in the opinion of the Company, not less than the fair market value of the shares on the grant date of the Option as specified in paragraph 1.

3.             Unless sooner terminated or modified under the provisions of this Agreement, the Option shall continue and shall automatically expire at the close of business on                     , 20  , the fifth anniversary of the Option grant.

4.             The Option shall vest and may be exercised by the Optionee to purchase the total number of shares specified in paragraph 1 as follows:

On the          day of               , 20  , the option shall vest and be exercisable as to 7/36ths of the total number of shares covered by the Option, and on the same day of each month thereafter the Option shall vest and be exercisable for an additional 1/36th of such total number of Option shares, until the Option is vested and exercisable as to all the Option shares.  The Option shall remain exercisable as to all shares as to which the Option has vested and become exercisable, until expiration or forfeiture of the Option as provided herein.  The Optionee need not exercise any part of the Option when it becomes exercisable, but may accrue the fractional increments described above and exercise them in any later period, prior to expiration or forfeiture of the Option.

5.             If the Optionee’s employment with the Company shall terminate for any reason other than the Optionee’s death or disability, the Option, to the extent then exercisable as provided in paragraph 4, shall remain exercisable after the termination of his employment for a period of three months.  If the Optionee’s employment is terminated because the Optionee is disabled within the meaning of Section 22(e)(3) of the Code, or dies, the Option, to the extent then exercisable as provided in paragraph 4, shall remain exercisable after the termination of his employment for a period of twelve months.  If the Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

6.             In the event of the Optionee’s death, the Option may be exercised to the extent vested and exercisable, by the personal representative of the Optionee’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Optionee’s will or under the applicable laws of descent and distribution.  The Option may not be transferred, assigned, encumbered or alienated in any way by the Optionee except pursuant to a qualified domestic relations order, as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder, and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null and void and unenforceable by the Optionee.

7.             The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise.

8.             The Company will, upon receipt of said notice and payment, issue or cause to be issued to the Optionee (or to his personal representative or other person entitled thereto) a stock certificate for the number of shares purchased thereby. The Optionee may designate a member of the Optionee’s immediate family as a co-owner of the said shares.

9.             The Company may, in its discretion, file and maintain effective with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), covering the sale of the optioned shares to Optionee upon exercise of the Option.  If, at the time of exercise, the Company does not have an effective Registration Statement on file covering the sale of the optioned shares, the Optionee represents and agrees that:  (i) the Option shall not be exercisable unless the purchase of optioned shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Act, or unless in the opinion of counsel for the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, he will acquire the optioned shares for his own account for investment and not with any intent or view to any distribution, resale or other disposition of the optioned shares; and (iii) he will not sell or transfer the optioned shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the optioned shares shall bear a legend calling attention to the foregoing restrictions and agreements.  The Company may require, as a condition of the exercise of the Option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

10.           The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the Option until such shares are issued to the Optionee.

11.           This Agreement is entered into and shall be governed by, construed and enforced in accordance with the laws of the State of Colorado.

12.           The terms and conditions contained in the Plan, as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of the Option are made subject to any and all terms of the Plan.

                 IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above set forth.

IDENTITY REHAB CORPORATION

By:
Dennis Perkins
Chief Financial Officer and Corporate Secretary

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